UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/10/2005

CELLSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1730 Briercroft Court, Carrollton, Texas 75006
(Address of Principal Executive Offices, Including Zip Code)

(972)466-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

As of February 10, 2005, CellStar Corporation (the "Company") finalized an amendment to its domestic revolving credit facility that modified financial covenants related to interest coverage in its Asia Pacific Region for the quarter ended November 30, 2004, and for each of the fiscal quarters through the quarter ending May 31, 2006, and in its domestic operations for the quarter ended November 30, 2004, and for each of the fiscal quarters through the quarter ending November 30, 2005. The amendment also modified a financial covenant related to a consolidated net worth calculation and provides additional liquidity from certain receivables generated from its Miami operations. The amendment was effective as of November 30, 2004. The Company would not have been in compliance with these covenants for the quarter ended November 30, 2004, had this amendment not been finalized. The amendment was executed by Wells Fargo Foothill, Inc., as agent and a lender, Fleet Capital Corporation, Textron Financial Corporation, and PNC National Bank Association, as lenders, and the Company and certain of its subsidiaries as borrowers, including CellStar, Ltd., National Auto Center, Inc., CellStar Financo, Inc., CellStar International Corporation/SA, CellStar Fulfillment, Inc., CellStar International Corporation/Asia, Audiomex Export Corp., NAC Holdings, Inc., CellStar Global Satellite Services, Ltd., and CellStar Fulfillment Ltd.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: February 15, 2005.	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
President and Chief Executive Officer